UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
March 22, 2013

LEUCADIA NATIONAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

NEW YORK
(State or Other Jurisdiction of Incorporation)

1-5721	13-2615557
(Commission File Number)	(IRS Employer Identification No.)

315 PARK AVENUE SOUTH, NEW YORK, NEW YORK	10010
(Address of Principal Executive Offices)	(Zip Code)

212-460-1900
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

As previously announced, Leucadia National Corporation (the “Company”) will hold its 2013 annual meeting of shareholders (the “Annual Meeting”) on July 25, 2013.  The Company’s shareholders of record at the close of business on June 5, 2013 will be entitled to notice of the Annual Meeting and to vote upon matters to be considered at the meeting.

Because the date of Annual Meeting will be more than 30 days after the anniversary of the 2012 Annual Meeting, the Company has set a new deadline for its receipt of shareholder proposals submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.  In order for a shareholder to submit any such proposal for inclusion in the Company’s proxy statement for the Annual Meeting, the proposal must be received by the Secretary of the Company at the address set forth below by the close of business on April 26, 2013.  Any such proposal(s) must comply with the requirements of the rules of the Securities and Exchange Commission relating to shareholders’ proposals.

Timely notice of other shareholder proposals or nominations for election to the board of directors (other than for inclusion in our proxy statement) must be received by the Secretary of the Company at the address set forth below by the close of business on April 26, 2013.  Any such notice is required to contain specified information and the shareholder must comply with other requirements set forth in the Company’s Amended and Restated By-Laws.

The address of the Company’s Corporate Secretary is:

Leucadia National Corporation
315 Park Avenue South
New York, New York 10010
c/o: Corporate Secretary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2013

LEUCADIA NATIONAL CORPORATION

	By:	/s/ Barbara L. Lowenthal
		Name:	Barbara L. Lowenthal
		Title:	Vice President and Comptroller

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